UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 12, 2020

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On November 12, 2020, Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) announced its operational results for the quarter ended September 30, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 12, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 13, 2020

TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Erik L. Johnson
Erik L. Johnson
Executive Vice President and
Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investor Relations Erik Johnson (469) 522-4200 investor.relations@transconrealty-invest.com

Transcontinental Realty Investors, Inc. reports Earnings for Q2 2020

DALLAS (November 12, 2020) - Transcontinental Realty Investors, Inc. (NYSE: TCI), is reporting its results of operations for the quarter ended September 30, 2020. For the three months ended September 30, 2020, the Company reported a net income applicable to common shares of $7.7 million or $0.88 per diluted share, compared to a net loss applicable to common shares of $7.8 million or $0.89 per diluted share for the same period in 2019.

COVID-19

The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business. COVID-19 did not have a significant impact on the Company’s results of operations or cash flows during the three months ended September 30, 2020.

  The Company collected approximately 96% of its second quarter rents, comprised of approximately 95% from multi-family tenants and approximately 97% from office tenants.
  The Company did not grant any abatements or significant deferments of rents.
  Occupancy remains stable at 91% at September 30, 2020 and 2019.
  The Company continued to obtain positive leasing spreads for new leases and renewals at it properties.
  Ongoing development projects continued during the quarter unabated without work stoppages. In addition, the Company is evaluating several new development projects.

  The future impact of COVID-19 on the Company’s business and financial activities will depend on future developments, which at this stage are unpredictable considering the fluctuations of COVID-19 outbreaks and the resulting changes in the markets.

  Financial Results

  Rental revenues were $11.5 million for the three months ended September 30, 2020, compared to $11.4 million for the three months ended September 30, 2019. For 2020, we generated revenues of $7.8 million and $3.7 million from our commercial and multifamily segments respectively.

  Net operating (loss) was ($1.5) million for the three months ended September 30, 2020, compared to $0.4 million for the same period in 2019. The $1.9 million increase in net operating loss is primarily due to the placement in service of two new multifamily apartment communities in 2020. Operating expense of new properties generally exceed their rental revenues during initial lease-up.

  Interest income was $4.3 million for three months ended September 30, 2020, compared to $5.2 million for the same period in 2019. The decrease of $0.9 million in interest income was primarily due to collection on notes receivable in 2020.

  Interest expense was to $6.3 million for the three months ended September 30, 2020, compared to $8.0 million for the same period in 2019. The $1.7 million decrease in interest expense was primarily due to the refinancing of the mortgage note payable on Browning Place in 2019.

  Loss on foreign currency transactions was a loss of $1.5 million for the three months ended September 30, 2020 as compared to $5.2 million for the same period in 2019. The decrease is foreign currency loss was due a decrease in the exchange rate from U.S. Dollars to the Israel Shekel offset in part by a reduction in the bonds outstanding.

  Gain on sale or write-down of assets increased $7.2 million for the three months ended September 30, 2020, compared the same period in 2019. The increase is primarily due to the sale Bridgeview Plaza for $5.3 million, resulting in a gain of $4.8 million in 2020, and the sale of Farnham Park Apartments for $13.3 million, resulting in a gain of $2.7 million.

  About Transcontinental Realty Investors, Inc.

  Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company’s website at www.transconrealty-invest.com.

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  TRANSCONTINENTAL REALTY INVESTORS, INC.

  CONSOLIDATED STATEMENTS OF OPERATIONS

  (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental revenues (including $262 and $212 for the three months and $673 and $527 for the nine months ended 2020 and 2019, respectively, from related parties)	$11,453	$11,407	$34,461	$34,352
Other income	706	1,990	3,885	7,394
Total revenues	12,159	13,397	38,346	41,746
Expenses:
Property operating expenses (including $254 and $237 for the three months ended and $750 and $741 for the nine months ended 2020 and 2019, respectively, from related parties)	6,388	5,403	18,507	18,722
Depreciation and amortization	3,526	3,416	10,338	9,964
General and administrative (including $1,017 and $935 for the three months ended and $2,783 and $3,355 for the nine months ended 2020 and 2019, respectively, from related parties)	1,643	1,929	7,063	6,468
Advisory fee to related party	2,139	2,200	6,483	6,196
Total operating expenses	13,696	12,948	42,391	41,350
Net operating (loss) income	(1,537)	449	(4,045)	396

Interest income (including $3,752 and $4,618 for the three months ended and $11,255 and $13,483 for the nine months ended 2020 and 2019, respectively, from related parties)	4,348	5,232	13,102	14,668
Interest expense (including $380 and $514 for the three months ended and $1,193 and $1,517 for the nine months ended 2020 and 2019, respectively, from related parties)	(6,291)	(8,037)	(21,999)	(23,642)
(Loss) gain on foreign currency transaction	(1,470)	(5,153)	774	(13,296)
Loss on extinguishment of debt	—	(5,219)	—	(5,219)
Income (losses) from unconsolidated joint ventures	365	(178)	(740)	(1,474)
Gain on sales or write-down of assets	12,328	5,140	21,802	9,409
Income tax expense	(50)	—	(346)	—
Net income (loss)	7,693	(7,766)	8,548	(19,158)
Net income attributable to non-controlling interest	—	(21)	(400)	(583)
Net income (loss) attributable to common shares	$7,693	$(7,787)	$8,148	$(19,741)

Earnings (loss) per share - attributable to common shares
Basic and diluted	$0.88	$(0.89)	$0.93	$(2.26)
Weighted-average number of common shares outstanding:
Basic and diluted	8,717,767	8,717,767	8,717,767	8,717,767

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TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
Assets
Real estate, net	$380,715	$387,790
Notes receivable (including $66.287 in 2020 and $57,817 in 2019 from related parties)	123,854	112,357
Cash and cash equivalents	32,967	51,179
Restricted cash	28,030	32,082
Investment in unconsolidated joint ventures	71,171	81,780
Receivable from related parties	140,050	141,541
Other assets	68,558	59,189
Total assets	$845,345	$865,918

Liabilities and Equity
Liabilities:
Mortgages and notes payable	$242,300	$245,773
Bonds payable	203,192	223,265
Accounts payable and other liabilities (including $937 in 2020 and $935 in 2019 to related parties)	24,642	26,115
Accrued interest payable	3,281	7,230
Deferred revenue	9,315	9,468
Total liabilities	482,730	511,851

Equity
Shareholders' Equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares at September 30, 2020 and December 31, 2019.	87	87
Treasury stock at cost, 200 shares in 2020 and 2019	(2)	(2)
Paid-in capital	257,853	257,853
Retained earnings	82,813	74,665
Total shareholders' equity	340,751	332,603
Non-controlling interest	21,864	21,464
Total equity	362,615	354,067
Total liabilities and equity	$845,345	$865,918